Montgomery Street
Income Securities, Inc.

101 California Street, Suite 4100
San Francisco, California 94111

(415) 981-8191





                                    Notice of
                                      1998
                                 Annual Meeting
                                 of Stockholders
                                       and
                                 Proxy Statement




                                     [logo]

                               Montgomery Street
                            Income Securities, Inc.

[logo]
Montgomery Street
Income Securities, Inc.


                                               101 California Street, Suite 4100
                                                         San Francisco, CA 94111

                                                                    May 21, 1998

To the Stockholders:

     The Annual Meeting of Stockholders of Montgomery Street Income Securities, Inc. (the "Company") is to be held at 10:00 a.m., pacific time, on Thursday, July 9, 1998 at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California. A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and an envelope--postage prepaid--in which to return your proxy are enclosed.

     At the Annual Meeting the stockholders will elect the Company's Directors, consider the ratification of the selection of Ernst & Young LLP as the Company's independent auditors, consider the approval of the continuance of the Management and Investment Advisory Agreement between the Company and Scudder Kemper Investments, Inc. ("Scudder Kemper") and consider the approval of the elimination of a fundamental policy with respect to investment in restricted securities. In addition, the stockholders present will hear a report on the Company. There will be an opportunity to discuss matters of interest to you as a stockholder.

     Your Directors recommend that the stockholders vote in favor of each of the foregoing matters.

Respectfully,

/s/James C. Van Horne                             /s/John T. Packard
James C. Van Horne                                John T. Packard
Chairman of the Board                             President




--------------------------------------------------------------------------------
STOCKHOLDERS ARE URGED TO SIGN THE PROXY CARD AND MAIL IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.
--------------------------------------------------------------------------------

                    MONTGOMERY STREET INCOME SECURITIES, INC.
                    Notice of Annual Meeting of Stockholders

To the Stockholders of
Montgomery Street Income Securities, Inc.:

     Please take notice that the Annual Meeting of Stockholders of Montgomery Street Income Securities, Inc. (the "Company") has been called to be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California on Thursday, July 9, 1998 at 10:00 a.m., pacific time, for the following purposes:

              (1) To elect five Directors of the Company to hold office until the next Annual Meeting or until their respective successors shall have been duly elected and qualified.

              (2) To ratify or reject the action taken by the Board of Directors in selecting Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

              (3) To approve or disapprove the continuance of the Management and Investment Advisory Agreement between the Company and Scudder Kemper.

              (4) To approve or disapprove the elimination of a fundamental policy with respect to investment in restricted securities.

     Those present and the appointed proxies will also transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the shares of common stock of the Company at 5:00 p.m., eastern time, on May 11, 1998 are entitled to vote at the meeting or any adjournments thereof.

                                             By order of the Board of Directors,
May 21, 1998                                 Thomas F. McDonough, Secretary

--------------------------------------------------------------------------------
IMPORTANT--We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage and is intended for your convenience. Your prompt return of the enclosed proxy card may save the Company the necessity and expense of further solicitations to ensure a quorum at the Annual Meeting. If you can attend the meeting and wish to vote your shares in person at that time, you will be able to do so.
--------------------------------------------------------------------------------

                    Montgomery Street Income Securities, Inc.

                        101 California Street, Suite 4100

                         San Francisco, California 94111

                                 (415) 981-8191

                                 PROXY STATEMENT

RECORD DATE: May 11, 1998                             MAILING DATE: May 21, 1998

Introduction

     The Board of Directors of Montgomery Street Income Securities, Inc. (the "Company") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California on Thursday, July 9, 1998 at 10:00 a.m., pacific time. The Board of Directors is also soliciting proxies for use at any adjournment of the Annual Meeting. This Proxy Statement is furnished in connection with that solicitation.

     The Company may solicit proxies by mail, telephone, telegram, and personal interview. In addition, the Company may request personnel of Scudder Kemper (the "Investment Manager") to assist in the solicitation of proxies by mail, telephone, telegram, and personal interview for no separate compensation. It is anticipated that the Company will request brokers, custodians, nominees, and fiduciaries who are record owners of stock to forward proxy materials to their principals and obtain authorization for the execution of proxies. The Company will pay the cost of soliciting proxies. Upon request, the Company will reimburse the brokers, custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

     You may revoke the enclosed proxy at any time insofar as not yet exercised by the appointed proxies. You may do so by:

  o written notice to the Company, c/o State Street Bank and Trust Company, P.O. Box 8200, Boston, MA 02266-8200,
    Attn: Manager, Proxy Department;

  o written notice to the Company at the address set forth under the above letterhead;

  o giving a later proxy; or

  o attending the Annual Meeting and voting your shares in person.

     In order to hold the Annual Meeting, a majority of the shares entitled to be voted must have been received by proxy or be present at the Annual Meeting. Proxies which are returned marked to abstain from or withhold voting, as well as proxies returned by brokers or others who have not received voting instructions on some matters and do not have discretion to vote for their clients on those matters ("broker non-votes"), will be counted towards this majority of shares. Withheld votes, abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for proposals (1) and (2). Abstentions will, and broker non-votes may, have the effect of a "no" vote for proposals (3) and (4). Stockholders who hold their shares through a broker or other nominee are urged to forward their voting instructions.

     In the event that sufficient votes in favor of any proposal are not received by July 9, 1998, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

     The record date for determination of stockholders entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments thereof, was May 11, 1998 at 5:00 p.m., eastern time (the "Record Date").


     As of the Record Date, there were issued and outstanding 10,232,751 shares of common stock of the Company, constituting all of the Company's then outstanding securities. Each share of common stock is entitled to one vote. As of March 31, 1998, each Director, and all Directors and Officers as a group, beneficially owned shares of the Company's common stock as follows:



                                                                        Shares
                                                Position               Owned (1)
                                                --------               ---------
      James C. Van Horne                   Chairman of the Board
                                           and Director                   2,500

      John T. Packard                      President                        500

      John C. Atwater(2)                   Director                       1,100

      Richard J. Bradshaw(3)               Director                       2,240

      Otto W. Butz(3)                      Director                         332

      Maryellie K. Moore                   Director                       2,360

      Wendell G. Van Auken                 Director                       9,008

      All Directors and Officers as a
          group (12 in number)(4)                                        22,340

----------
   (1) The information as to beneficial ownership is based on statements furnished to the Company by each person named. Unless otherwise indicated, each person has sole voting and investment power over the shares reported. As a group, the Directors and Officers owned less than 1/4 of 1% of the shares of the Fund.

   (2) Mr. Atwater purchased 1,000 of his shares after March 31, 1998.

   (3) Shared investment and voting power over the shares reported.

   (4) The total for the group includes 16,668 shares held with sole investment and voting power and 5,672 shares held with shared investment and voting power.

     To the best of the Company's knowledge, as of March 31, 1998, no person owned beneficially more than 5% of the Company's outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section  16(a) of the  Securities  Exchange  Act of 1934,  as amended,  and
Section 30(h) of the Investment Company Act of 1940, as amended (the "1940 Act"), require the Company's Officers, Directors, Investment Manager, affiliates of the Investment Manager, and persons who beneficially own more than ten percent of the Company's common stock ("Reporting Persons"), to file reports of ownership of the Company's common stock and changes in such ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all such filings.

     Based solely upon its review of the copies of such reports received by it and written representations from certain Reporting Persons that no year-end reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1997, all filing requirements applicable to its Reporting Persons were complied with.

     The Company provides periodic reports to all stockholders which highlight relevant information, including investment results and a review of portfolio strategy. You may receive an additional copy of the annual report for the fiscal year ended December 31, 1997, without charge, by calling 1-800-552-2556 or writing the Company at 101 California Street, Suite 4100, San Francisco, CA 94111.

PROPOSAL 1--ELECTION OF DIRECTORS

     Five Directors are to be elected at the Annual Meeting as the five Directors of the Company. They are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. The persons named on the accompanying proxy card, if granted authority to vote in the election of Directors, intend to vote at the Annual Meeting for the election of the nominees named below as the five Directors of the Company. In the unanticipated event that any nominee for Director cannot be a candidate at the Annual Meeting, the appointed proxies will vote their proxy in favor of the remainder of the nominees and, in addition, in favor of such substitute nominee(s) (if any) as the Board of Directors shall designate. Alternatively, the proxies may vote in favor of a resolution reducing the number of Directors to be elected at the Annual Meeting. Each of the nominees is now a Director of the Company and each was elected to serve as a Director at the 1997 Annual Meeting of Stockholders. All nominees have consented to be nominated and to serve if elected.

     In accordance with the Board of Directors' retirement policy, Otto W. Butz is not standing for re-election. Dr. Butz has served as a Director of the Company since 1975.

Information Concerning Nominees

     The following table sets forth certain information concerning each of the nominees as a Director of the Company.

 --------------------------------------------------------------------------------------------------------
                                                                                             Year First
                                        Principal Occupation or Employment;                   Became a
        Nominee (Age)              and Directorships in Publicly Held Companies               Director
        -------------              --------------------------------------------               --------
   John C. Atwater (37) Mr.  Atwater is Managing  Partner of Prime Property  Capital,  Inc.     1994
                        (real estate  investment firm). He also serves as a Director of SNK
                        Oaks Development, Inc.

   Richard J. Bradshaw  Mr. Bradshaw is currently  Executive Director of Cooley Godward LLP     1991
   (49)                 (law  firm).  From  October  1992 to April 1997,  he was  Executive
                        Director of Orrick, Herrington & Sutcliffe (law firm).

   Maryellie K. Moore   Ms. Moore is an  international  shipping  consultant and has been a     1989
   (62)                 Director of London and  Overseas  Freighters,  Ltd.  since  January
                        1989.   Prior  to  1989,  she  served  as  Treasurer  of
                        Alexander  and  Baldwin,  Inc.  (shipping  company)  and
                        Matson Navigation Company, Inc.  (containerized  freight
                        service).  She has been a Trustee of the  University  of
                        San Francisco since 1992.

   Wendell G. Van       Mr.  Van Auken is a General  Partner  of  several  venture  capital     1994
   Auken (53)           funds  affiliated  with Mayfield Fund. He also serves as a Director of Advent Software (portfolio software company).

   James C. Van Horne   Dr. Van Horne is the A.P. Giannini  Professor of Finance,  Graduate     1985
   (62)                 School of Business, at Stanford University,  a position he has held from  September  1965 to  August  1975 and from  September  1976 to present.  He also serves as a Director of the Sanwa Bank California and Bailard,  Biehl & Kaiser  International Fund Group, Inc. and as
                        a  Trustee  of  the  Bailard,  Biehl  &  Kaiser  Fund  Group  (both registered investment companies).
--------------------------------------------------------------------------------------------------------

Committees of the Board--Board Meetings

     The Board of Directors, in addition to an Executive Committee, has an Audit Committee and a Nominating Committee.

     In 1997, the Board of Directors held five meetings and the Executive Committee did not meet. Each Director attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which he or she served during his or her tenure as a Director of the Company, with the exception of Ms. Moore, who attended 63% of the total number of meetings.

Audit Committee

     The Audit Committee held two meetings during 1997. The current members of the Audit Committee are Messrs. Van Auken and Bradshaw and Ms. Moore. One of the Audit Committee's responsibilities is to approve the scope of the audit of the books and accounts of the Company to be conducted by its independent auditors, including all services performed, whether audit or non-audit related. Another responsibility is to meet with the independent auditors and receive their reports on audits. The Audit Committee, or one of its members, in carrying out the Audit Committee's responsibilities, is empowered to meet and confer with, or receive the written reports of, Officers and employees of the Company, the custodian of its assets, and the Investment Manager.

Nominating Committee

     The Nominating Committee held one meeting in 1997. The current members of this committee are Messrs. Atwater and Butz and Ms. Moore. The responsibilities of this committee are to recommend possible candidates to fill vacancies on the Board of Directors, to review the qualifications of candidates recommended by others, to recommend to the Board the slate of Director candidates to be proposed for election by stockholders at the annual meeting, and to recommend to the Board policies and criteria regarding retirement from the Board. The Nominating Committee will consider nominees recommended by stockholders. Those wishing to submit the name of any individual should submit in writing a brief description of the proposed nominee's business experience and other information relevant to the qualifications of the individual to serve as a Director. In order to be considered at the 1999 annual meeting, submission should be made by January 22,1999.

Officers of the Company

     The following persons are Officers of the Company:
--------------------------------------------------------------------------------------------------------
                                                                                     Year First
                                   Present Office with the Company                    Became an
        Name (Age)              Principal Occupation or Employment (1)               Officer (2)
        -------------          ---------------------------------------               -----------
 John R. Hebble (39)           Assistant Treasurer; Senior Vice President                 1998
                               of Scudder Kemper

 Thomas F. McDonough (51)      Vice President, Secretary and Treasurer;                   1988
                               Senior Vice President of Scudder Kemper

 John T. Packard (64)          President; Managing Director of Scudder                    1988
                               Kemper

 Daniel Pierce (64)            Vice President; Managing Director of                       1988
                               Scudder Kemper

 Kathryn L. Quirk (45)         Vice President and Assistant Secretary;                    1988
                               Managing Director of Scudder Kemper

 Stephen A. Wohler (49)        Vice President; Managing Director of                       1988
                               Scudder Kemper
--------------------------------------------------------------------------------------------------------

----------
  (1) Unless otherwise stated, all Officers have been associated with the Investment Manager for more than five years, although not necessarily in the same capacity. All Officers, except Mr. Packard, are also officers or directors of other funds managed by the Investment Manager. All Officers own securities of the Investment Manager.

  (2) All Officers are appointed annually by, and serve at the discretion of, the Board of Directors.

Remuneration of Directors and Officers

     Each Director receives remuneration from the Company for his or her services. The Company does not compensate its Officers or employees, since the Investment Manager makes these individuals available to the Company to serve without compensation from the Company. Remuneration to Directors consists of Directors' fees composed in each case of a quarterly retainer of $2,000 (except the Chairman of the Board, whose quarterly retainer is $6,000) and a fee of $500 for each Board meeting attended and $250 for each committee meeting attended as well as any related expenses. For the fiscal year ended December 31, 1997, total compensation (including reimbursement of expenses) for all Directors as a group was $81,689.

     The Compensation Table below provides in tabular form the following data:

        Column (1) All Directors who receive compensation from the Company.

        Column (2) Aggregate compensation received by a Director from the Company.

        Column (3) Total compensation received by a Director from the Company, the Investment Manager and from all other funds managed by the Investment Manager. No member of the Board serves as a Director or Trustee for any other fund in the complex of funds managed by the Investment Manager nor does any Director receive any pension or retirement benefits from the Company.

                               Compensation Table
                      for the year ended December 31, 1997
      -----------------------------------------------------------------------
                (1)                    (2)                    (3)
                                                       Total Compensation
                                    Aggregate           From the Company
             Name of Person,      Compensation          and Fund Complex
               Position         from the Company*      Paid to Director*
      -----------------------------------------------------------------------
      John C. Atwater                 $10,750                $10,750
      Director

      Richard J. Bradshaw              11,000                 11,000
      Director

      Otto W. Butz                     10,750                 10,750
      Director

      Maryellie K. Moore               10,250                 10,250
      Director

      Wendell G. Van Auken             11,000                 11,000
      Director

      James C. Van Horne               26,500                 26,500
      Chairman


----------
  * Includes $500 per Director voluntarily paid by Scudder, Stevens & Clark, Inc. ("Scudder") for attendance at a special Board meeting dealing with the alliance between Scudder and Zurich Insurance Company, which was implemented on December 31, 1997.

Recommendation and Required Vote

     The Board of Directors recommends a vote FOR election of each of the nominees for Director. Election of the nominees for Director requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting.

PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     At a meeting held on April 10, 1998, a majority of the Directors who were not "interested persons," as defined in the 1940 Act ("Interested Persons") of the Company, selected Ernst & Young LLP as the Company's independent auditors, for the fiscal year ending December 31, 1998, to examine the Company's books and accounts and to certify the Company's financial statements. Under the 1940 Act, this selection must be submitted to the stockholders for ratification or rejection at the Annual Meeting. If the selection of Ernst & Young LLP is not ratified by stockholders, the Board of Directors will consider the selection of another accounting firm.

     It is anticipated that a representative of Ernst & Young LLP will not be present at the Annual Meeting but will be available by conference telephone to respond to appropriate questions. The representative will be given an opportunity to make any desired statement.

Recommendation and Required Vote

     The Board of Directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

PROPOSAL 3--APPROVAL OR DISAPPROVAL OF THE CONTINUANCE OF THE MANAGEMENT AND
            INVESTMENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND SCUDDER KEMPER

     Scudder Kemper, 345 Park Avenue, New York, New York, acts as investment adviser to and manager for the Company pursuant to a Management and Investment Advisory Agreement dated December 31, 1997 (the "Agreement"). The Agreement was approved by a vote of the stockholders on October 10, 1997 in connection with the alliance of Scudder and the Zurich Insurance Company ("Zurich"). The Agreement is effective by its terms until July 31, 1998 and will continue from year to year thereafter provided its continuance is specifically approved at least annually by the vote of a majority of the Directors who are not parties to the Agreement or Interested Persons of the Company or the Investment Manager cast in person at a meeting called for the purpose of voting on such approval, and by the vote of either the Board of Directors or a majority of the Company's outstanding voting securities. The Agreement may be terminated on 60 days' written notice, without penalty, by a majority vote of the Board of Directors, by the vote of a majority of the Company's outstanding voting securities, or by the Investment Manager, and automatically terminates in the event of its assignment.

Services Provided

     The Agreement requires the Investment Manager to provide investment management and advisory services to the Company. It provides that the Investment Manager will provide statistical and research facilities and services, supervise the composition of the Company's portfolio, determine the nature and timing of changes therein and the manner of effectuating such changes and cause the purchase and sale of portfolio securities, subject to control by the Company's Board of Directors. In addition to providing investment management and advisory services, the Investment Manager pays for office space, all necessary office facilities, basic business equipment, supplies, utilities, property casualty insurance, telephone services and the costs of keeping the Company's books and records. The Agreement requires the Investment Manager to arrange, if desired by the Board of Directors of the Company, for officers or employees of the Investment Manager to serve, with or without compensation from the Company, as Officers, Directors or employees of the Company.

     The Agreement provides that the Investment Manager will not be liable for any acts or omissions of any predecessor adviser and neither the Investment Manager nor any director, officer, agent or employee of the Investment Manager will be liable or responsible to the Company or its stockholders except for willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties or breach of fiduciary duty. The Agreement also provides that the Company will hold the Investment Manager harmless from judgments against it resulting from acts or omissions in the performance of its obligations under the Agreement which are specifically the result of written instructions of the President, any Vice President or a majority of the Board of Directors of the Company. There must, however, be an express finding that such acts or omissions did not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Fees and Expenses

     The Agreement provides that the Investment Manager be paid an annual fee, payable monthly, equal to .50 of 1% of the value of the net assets of the Company up to and including $150 million, .45 of 1% of the value of the net assets of the Company over $150 million and up to and including $200 million, and .40 of 1% of the value of the net assets of the Company over $200 million. For purposes of computing the monthly fee, the value of net assets of the Company is determined as of the close of business on the last business day of each month. For the fiscal year ended December 31, 1997 the Company paid the Investment Manager an aggregate fee of $991,937.

     The Agreement provides that the Company bear all expenses incurred in the operation of the Company--except those that the Investment Manager expressly assumes in the Agreement. Such expenses borne by the Company include (a) all costs and expenses incident to: (i) the registration of the Company under the 1940 Act, or (ii) any public offering of shares of the Company, for cash or otherwise, including those costs and expenses relating to the registration of shares under the Securities Act of 1933, as amended (the "Securities Act"), the qualification of shares of the Company under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Company and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar or any custodian appointed by the Company for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of auditors (including the preparation of tax returns); (d) the charges and expenses of any stock transfer, dividend agent or registrar appointed by the Company; (e) broker's commissions chargeable to the Company in connection with portfolio securities transactions to which the Company is a party; (f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies; (g) the cost and expense of engraving or printing stock certificates representing shares of the Company; (h) fees involved in registering and maintaining registrations of the Company and of its shares with the SEC and various states and other jurisdictions; (i) all expenses of stockholders' and Directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semiannual and annual reports to stockholders;
(j) fees and travel expenses of Directors of the Company who are not directors, officers or employees of the Investment Manager or its "affiliates" (as defined in the 1940 Act); (k) all fees and expenses incident to any dividend or distribution reinvestment program; (l) charges and expenses of outside legal counsel in connection with matters relating to the Company, including without limitation, legal services rendered in connection with the Company's corporate and financial structure and relations with its stockholders, issuance of Company shares, and registrations and qualifications of securities under federal, state and other laws; (m) association dues; (n) interest payable on Company borrowings; (o) fees and expenses incident to the listing of Company shares on any stock exchange; (p) costs of information obtained from sources other than the Investment Manager or its "affiliates" (as defined in the 1940 Act) relating to the valuation of portfolio securities; and (q) postage.

Expense Limitations

     The  Agreement  provides  that if expenses of the  Company  (including  the advisory fee but excluding interest, taxes, brokerage commissions and extraordinary expenses) in any fiscal year exceed a specified expense limitation, the Investment Manager will pay the excess to the Company. The specified limitation is 11/2% of the first $30 million of the Company's average net assets plus 1% of the Company's average net assets in excess of $30 million. The Agreement provides that extraordinary expenses, such as litigation expenses and the cost of issuing new shares, are excluded expenses for purposes of the expense limitations described in this paragraph and the immediately succeeding paragraph and that the Investment Manager will not be obligated to pay any amount to the Company during any fiscal year in excess of the amount of the advisory fee for such fiscal year.

     The Agreement also provides for a second expense limitation, relating to the Company's gross income (including gains from the sale of securities without offset for losses, unpaid interest on debt securities in the Company's portfolio, and dividends declared but not paid on equity securities in the Company's portfolio). This limitation provides that if, for any fiscal year, the expenses of the Company described in the preceding paragraph?--?less any amount payable by the Investment Manager to the Company on account of the first expense limitation--exceed 25% of the Company's gross income for the year, the Investment Manager will promptly pay the excess to the Company.

     For the fiscal year ended December 31, 1997, the Company's expenses did not exceed these limitations.

Investment Manager


     The Investment Manager is a Delaware corporation. Rolf Hueppi* is the Chairman of the Board and Director, Edmond D. Villani# is the President, Chief Executive Officer and Director, Stephen R. Beckwith# is the Treasurer and Chief Financial Officer, Kathryn L. Quirk# is the General Counsel, Chief Compliance Officer and Secretary, Lynn S. Birdsong# is a Corporate Vice President and

Director, Cornelia M. Small# is a Corporate Vice President and Director, Laurence Cheng* is a Director, Steven Gluckstern* is a Director and Marcus Rohrbasser is a Director of the Investment Manager. The principal occupation of each of Edmond D. Villani, Stephen R. Beckwith, Kathryn L. Quirk, and Cornelia
M. Small is serving as a Managing Director of the Investment Manager; the principal occupation of each of Rolf Hueppi, Laurence Cheng, Steven Gluckstern and Marcus Rohrbasser is serving as an officer of Zurich.



----------
*    Mythenquai 2, Zurich, Switzerland

#    345 Park Avenue, New York, New York


     The outstanding voting securities of the Investment Manager are held of record 36.63% by Zurich Holding Company of America ("ZHCA"), a subsidiary of Zurich; 32.85% by ZKI Holding Corp. ("ZKIH") a subsidiary of Zurich; 20.86% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk, Cornelia M. Small and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of the Investment Manager's management holders and retiree holders pursuant to a Second Amended and Restated Security Holders Agreement among the Investment Manager, Zurich, ZHCA, ZKIH, the Management Representatives, the management holders, the retiree holders and Edmond D. Villani, as trustee of Scudder Kemper Investments, Inc. Executive Defined Contribution Plan Trust (the "Trust"); and 9.66% by the Trust. There are no outstanding non-voting securities of the Investment Manager.

     The Investment Manager or an affiliate manages in excess of $200 billion in assets for individuals, funds and other organizations. The following are open- or closed-end funds with investment objectives similar to the Company, for whom the Investment Manager provides investment management:

                                          Total Net Assets
                                               as of                 Management Compensation
                                           April 30, 1998        on an Annual Basis Based on the
                Name                       (000 omitted)        Value of Average Daily Net Assets
                ----                       -------------        ---------------------------------

   AARP Bond Fund for Income               $    113,400       0.55 of 1%.*

   Kemper Income and Capital               $    641,100       0.55 of 1%; 0.52 of 1% on net assets in excess
   Preservation Fund                                          of  $250  million;  0.50  of 1% on  net assets in
                                                              excess  of $1  billion;  0.48 of 1% on net assets in
                                                              excess of $2.5  billion;  0.45 of 1% on net assets in
                                                              excess of $5 billion;  0.43 of 1% on net assets in excess
                                                              of $7.5  billion; 0.41 of 1% on net assets over $10 billion;
                                                              0.40 of 1% on net assets over $12.5 billion.

   Scudder Income Fund                     $    749,400       0.65  of  1%;  0.60  of 1% on  net  assets  in
                                                              excess  of  $200  million;  0.55  of 1% on net
                                                              assets in excess of $500 million.

   Scudder Variable Life Investment        $     87,400       0.475 of 1%.
   Fund - Bond Portfolio

-------------

* Consists of an Individual Fund Fee Rate of 0.28 of 1% plus an Annual Base Fee in proportion to the ratio of the daily net assets of the fund to the daily net assets of all of the funds (the "AARP Funds") in the AARP Investment Program from Scudder (the "Program"). The Annual Base Fee Rate is: 0.35 of 1% on net assets of the Program up to and including $2 billion; 0.33 of 1% on net assets of the Program in excess of $2 billion up to and including $4 billion; 0.30 of 1% on net assets of the Program in excess of $4 billion up to and including $6 billion; 0.28 of 1% on net assets of the Program in excess of $6 billion up to and including $8 billion; 0.26 of 1% on net assets of the Program in excess of $8 billion up to and including $11 billion; 0.25 of 1% on net assets of the Program in excess of $11 billion up to and including $14 billion; and 0.24 of 1% on net assets of the Program in excess of $14 billion. The fund was introduced on February 1, 1997. Until July 31, 1998, the Investment Manager has agreed to waive all or a portion of its management fee and other expenses for the fund to the extent necessary so that the total annualized expenses of the fund do not exceed 0.25% of average daily net assets.


     From time to time, directors, officers and employees of the Investment Manager may have transactions with various banks, including the Company's custodian bank. It is the Investment Manager's opinion that the terms and conditions of those transactions that have occurred were not influenced by existing or potential custodial or other Company relationships.

     The information set forth in this Proxy Statement concerning the Investment Manager and its affiliates has been provided by the Investment Manager.

Investment and Brokerage Discretion

     The Investment Manager has primary responsibility for the selection of brokers and dealers (including futures commission merchants) through which the Company's portfolio transactions are executed, subject to periodic review by the Company's Board of Directors. To the maximum extent feasible, the Investment Manager places orders for portfolio transactions through Scudder Investor Services, Inc. (a corporation registered as a broker/dealer and a subsidiary of the Investment Manager), which in turn will place orders on behalf of the Company with the issuer, underwriters or other brokers and dealers. In selecting brokers and dealers with which to place portfolio transactions for the Company, Scudder Kemper will not consider sales of shares of funds advised by Scudder Kemper, although it may place such transactions with brokers and dealers that sell shares of funds advised by Scudder Kemper. Scudder Investor Services, Inc. receives no commissions, fees or other remuneration from the Company for this service. Allocation of trades will be supervised by the Investment Manager.

Recommendation and Required Vote

     At a meeting held on April 10, 1998, the Board of Directors, including a majority of the Directors who were not Interested Persons of the Company or the Investment Manager, approved the continuance of the Agreement until July 31, 1999 and recommended that the stockholders approve its continuance at the Annual Meeting. Although approval by stockholders of the continuance of the Agreement is not required by the terms of the Agreement or by applicable law, it has been the Company's custom to submit this matter to the stockholders at the Annual Meeting. The Company may discontinue this practice in the future in its discretion.

     In approving the continuance of the Agreement, the Board of Directors, considering the best interests of the stockholders of the Company, took into account a number of factors. Among such factors were: the long-term investment record of the Investment Manager in advising the Company; the experience and research capabilities of the Investment Manager in fixed-income instruments, including mortgage-related securities and private placements; the relatively low expenses and expense ratio of the Company; the Investment Manager's access to quality service providers at reasonable cost due to the size of its assets under management; the quality of the administrative services to the Company; the experience of the Investment Manager in administering other open- and closed-end funds; the availability and responsiveness of the Investment Manager and its attention to internal controls and procedures; the extent and quality of information provided to the Board of Directors and stockholders; the continuity in the Company's investment and administrative personnel; the financial resources of the Investment Manager and its ability to retain capable personnel; the Investment Manager's financial condition, profitability and assets under management; possible indirect benefits to the Investment Manager from serving as adviser of the Company; and the effects of the recent alliance between Scudder and Zurich.

     In reviewing the continuance of the Agreement, the Board of Directors reviewed, among other information, extensive written and oral reports and compilations from the Investment Manager, including comparative data from independent sources as to investment performance, advisory fees and other expenses. The Board of Directors also received a separate written and oral report from Gifford Fong Associates, an independent investment consultant engaged by the Board of Directors specializing in quantitative fixed-income investment analysis.

     Approval by stockholders requires the affirmative vote of the holders of a majority of the Company's outstanding shares. In this context, "majority" means the lesser of two votes: (1) 67% of the Company's outstanding shares present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of all of the Company's outstanding shares. If continuance of the Agreement is approved at the Annual Meeting, the Agreement will continue until annual review of the question of continuance by the Board or the stockholders in 1999. If continuance is not approved at the Annual Meeting, the Board of Directors will make such arrangements for the management of the Company, including continuance of the Agreement, as it believes appropriate and in the best interests of the Company.

PROPOSAL 4--APPROVAL OR DISAPPROVAL OF THE ELIMINATION OF A FUNDAMENTAL POLICY
            WITH RESPECT TO INVESTMENT IN RESTRICTED SECURITIES

     The Company's primary investment objective is to seek as high a level of current income as is consistent with prudent investment risks, from a diversified portfolio primarily of debt securities. Capital appreciation is a secondary objective. These objectives are subject to the Company's investment policies and restrictions. One of the Company's fundamental investment policies, which may be changed only with stockholder approval, provides that the Company may not knowingly invest more than 15% of its total assets, at market value at the time of purchase, in "securities as to which there are legal and/or contractual restrictions on disposition in all of the principal markets where traded."

     In the past, the Company has adopted certain investment policies, including the above restriction, which were required by various states. As a result of the passage of the National Securities Markets Improvement Act of 1996, which pre-empted the various state securities commissions' authority to require investment companies to adopt investment restrictions that differ from federal requirements, the above restriction is no longer required. The Company believes that the above restriction on investments in its present form unduly inhibits investment flexibility and in the future may restrict the Company's ability to meet its investment objectives. Therefore, the Company proposes to eliminate this restriction as a fundamental policy.

     The Company may occasionally purchase securities other than in the open market. While such purchases may often offer attractive opportunities for investment not otherwise available in the open market, the securities so purchased are often considered "restricted securities," i.e., securities which cannot be sold to the public without registration under the Securities Act of 1933 (the "1933 Act") or the availability of an exemption from registration, or securities which are subject to other legal or contractual restrictions on resale.

     Generally speaking, restricted securities may be sold only to qualified institutional buyers pursuant to Rule 144A under the 1933 Act, in a privately negotiated transaction to a limited number of purchasers, in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration, or in a public offering for which a registration statement is in effect under the 1933 Act. The Company may be deemed to be an "underwriter" for purposes of the 1933 Act when selling restricted securities to the public, and in such event the Company may be liable to purchasers of such securities if the registration statement prepared by the issuer, or the prospectus forming a part of it, is materially inaccurate or misleading.

     The market for Rule 144A securities has developed into an important one for corporations, both foreign and domestic, who desire to place debt securities without the delay and expense of the registration process. In many instances, the securities have provisions that require registration within some time after issuance. Although 144A securities are restricted, they are not necessarily illiquid. Depending on the size and financial condition of the issuer and the development of the trading market, 144A securities can possess liquidity equal to, or exceeding, that of some registered securities. The Investment Manager has advised the Company that investments in Rule 144A securities, together with other securities that may be considered restricted, could from time to time exceed 15% of the Company's assets. Therefore, the Investment Manager has recommended that investment in these securities no longer be limited by a fundamental policy of the Company.

     Rule 144A securities are not without risk. The liquidity of 144A securities may be reduced more than that of freely marketable securities under adverse market conditions. In addition, many high-yield debt securities, which are generally subject to greater credit, interest rate and other risks, are issued as 144A securities. Under its other investment policies, the Company may not invest more than 30% of its total assets in debt securities that are rated below the four highest investment grades or purchase any debt security that is rated below B.

     If the proposal to eliminate the restriction on restricted securities is approved by stockholders, it is the intent of the Board of Directors of the Company to adopt a nonfundamental policy which would prohibit the Company from investing more than 15% of its net assets in securities that are deemed "illiquid". A nonfundamental policy is one which can be changed by a vote of the Board of Directors. An illiquid security is one that may not be sold in the ordinary course of business within seven days at approximately the amount at which the Company has valued the security.

     Under this nonfundamental policy, the Investment Manager would monitor the liquidity of the Company's securities subject to the supervision of the Board of Directors. In reaching liquidity decisions, the Investment Manager would consider the following factors, among others: (1) the frequency of trades and quotes for the security; (2) the number of dealers willing to purchase or sell the security and the number of other potential purchasers; (3) dealer undertakings to make a market in the security; and (4) the nature of the security and the nature of the market (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer); and (5) other factors which the Investment Manager deems relevant. It is expected that most Rule 144A securities would not be deemed illiquid under the nonfundamental policy and would not, therefore, be subject to the new 15% limitation. By contrast, the restricted securities covered by the current restriction, other than Rule 144A securities, would generally be considered to be illiquid and subject to the new 15% limitation.

Recommendation and Required Vote

     The Board of Directors recommends a vote FOR the elimination of the fundamental policy with respect to investment in restricted securities. The proposal requires the affirmative vote of a "majority" of the Company's outstanding shares, as defined above in Proposal 3.

STOCKHOLDER PROPOSALS FOR 1998 PROXY STATEMENT

     A rule of the SEC provides for a deadline by which stockholders must submit any proposals to be considered for inclusion in the Company's proxy statement for next year's annual meeting. Unless you are otherwise notified, the deadline for receiving stockholders' proposals for that meeting is January 22, 1999.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Annual Meeting or any adjournments thereof in accordance with their best judgment.

     Please complete and sign the enclosed proxy card and return it in the envelope provided so that the Annual Meeting may be held and action may be taken on the matters described in this Proxy Statement with the greatest possible number of shares participating. This will not preclude your voting in person if you attend the Annual Meeting.

                                                    Thomas F. McDonough
May 21, 1998                                             Secretary

--------------------------------------------------------------------------------
PROXY              MONTGOMERY STREET INCOME SECURITIES, INC.               PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  Annual Meeting of Stockholders--July 9, 1998

   The undersigned hereby appoints Thomas F. McDonough, Kathryn L. Quirk and Daniel Pierce, each with the power of substitution, as proxies for the undersigned, to vote all shares of Montgomery Street Income Securities, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California, on Thursday, July 9, 1998 at 10:00 a.m., pacific time, and at any adjournments thereof.

Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR Proposals 1, 2, 3 and 4.

1. The election of five Directors.

Nominees: J.C. Atwater, R.J. Bradshaw, M.K. Moore, W.G. Van Auken,
          J.C. Van Horne

FOR ALL NOMINEES       /__/                WITHHELD FROM ALL NOMINEES       /__/
/__/__________________________
For all nominees except as noted above

2.Ratification  of  the  selection  of  Ernst  &  Young  LLP  as  the  Company's
  independent auditors.                    FOR/__/    AGAINST/__/    ABSTAIN/__/

3. Approval of the continuance of the Management and Investment Advisory Agreement between the Company and Scudder Kemper.
                                           FOR/__/    AGAINST/__/    ABSTAIN/__/

4. Approval of the elimination of a fundamental policy with respect to
   investment in restricted securities.    FOR/__/    AGAINST/__/    ABSTAIN/__/

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                             NO POSTAGE IS REQUIRED.

                                           Please sign exactly as your name or
                                           names appear hereon. When signing as
                                           attorney, executor, administrator,
                                           trustee or guardian, please give your
                                           full title as such.

                                           Signature_________________Date_______

                                           Signature_________________Date_______